SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

-------------------------------------

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

-------------------------------------

Date of report (Date of earliest event reported): April 14, 2011

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) On April 14, 2011, the Board of Directors of USA Technologies, Inc. (“USAT”) approved amendments to the employment agreements of each of George R. Jensen, Jr., Chief Executive Officer, Stephen P. Herbert, President and Chief Operating Officer, and David M. DeMedio, Chief Financial Officer. The amendments were entered into by USAT and the executive officers on April 14, 2011.

Pursuant to the amendments, the term of each of Messrs. Jensen’s and Herbert’s employment agreement was extended from September 30, 2012 until June 30, 2014, and the term of Mr. DeMedio’s employment agreement was extended from June 30, 2011 until June 30, 2014. Upon signing the amendments, and in recognition of each of their dedicated and valuable service to USAT and extending the term of their employment agreements, USAT issued 125,000 shares of USAT Common Stock to Mr. Jensen, 75,000 shares of USAT Common Stock to Mr. Herbert, and 25,000 shares of USAT Common Stock to Mr. DeMedio. The shares vest as follows: one-third upon signing the agreement; one-third on the one year anniversary thereof; and one-third on the two year anniversary thereof. The shares were issued pursuant to USAT’s 2010 Stock Incentive Plan.

On April 15, 2011, USAT issued a press release announcing the signing of the amendments to the employment agreements, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events

On April 14, 2011, the Board of Directors of USAT adopted the USA Technologies, Inc. Director Majority Voting Policy. Pursuant thereto, in an uncontested election of directors, any nominee who receives a greater number of votes “withhold” from his election than votes “for” his election will promptly tender his resignation to USAT. The Nominating Committee would then consider the resignation and make a recommendation to the Board. The Board would then act on the Nominating Committee’s recommendation, which may include acceptance or rejection of the tendered resignation. The foregoing description of the policy is qualified in its entirety by reference to the full text of the policy, a copy of which is attached hereto as Exhibit 99.2, and is incorporated herein in its entirety by reference.

On April 14, 2011, the Board of Directors of USAT adopted the Stock Ownership Guidelines for Directors and Executive Officers. Pursuant thereto, the Chief Executive Officer is required to own shares of USAT Common Stock with a value of at least three times his base salary, the Chief Operating Officer is required to own shares of USAT Common Stock with a value of at least two times his base salary, and the Chief Financial Officer is required to own shares of USAT Common Stock with a value of at least one times his base salary. The executive officers shall have five years to attain such level of ownership. The non-employee directors of USAT are required to own shares of USAT Common Stock with a value of at least two times his annual cash retainer (not including any retainer for serving on a Board Committee). The non-employee directors of USAT shall have three years to attain such level of ownership. The foregoing description of the guidelines is qualified in its entirety by reference to the full text of the guidelines, a copy of which is attached hereto as Exhibit 99.3, and is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits

99.1	Press Release dated April 15, 2011
99.2	USA Technologies, Inc. Director Majority Voting Policy
99.3	USA Technologies, Inc. Stock Ownership Guidelines for Directors and Executive Officers

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: April 15, 2011	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.,
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 15, 2011
99.2	USA Technologies, Inc. Director Majority Voting Policy
99.3	USA Technologies, Inc. Stock Ownership Guidelines for Directors and Executive Officers